Shareholder Letter Q3 2022

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Dear Shareholders, We're very happy to report on another strong quarter, with both top and bottom lines coming in ahead of our expectations. Our third quarter saw 76% top line growth, with IFP of $609 million, and at $66 million, our EBITDA loss was also better than expected. Net loss for the period was $91 million. Weathering a Storm While Q3 saw improvements across most KPIs, a notable exception was our gross loss ratio, though this reversal was largely anticipated, and accounted for in our guidance. In our most recent earnings call we noted that “we expect the acquisition of Metromile… to add something like 3 to 5 percentage points to our loss ratios for the next few quarters, [and] every now and then a CAT event will put an unforeseen dent in our loss ratios.” Indeed, completing the acquisition had the effect we’d foreseen, while ‘Ian’ - the deadliest hurricane to hit Florida since 1935 - added the 'unforeseen'. Looking forward, we expect our loss ratio to continue the downward trajectory of recent quarters, with occasional ‘unforeseen', if short lived, reversals. Make hay while the sun shines Our business enjoys strong seasonality, and after a couple less predictable COVID-years, the familiar patterns were on full display this summer. As we’ve done in some prior years, better than expected marketing efficiencies in Q3 (‘moving season’) led us to ‘pull in’ from Q4 to Q3. With Q4 typically being the most seasonably weak quarter, we drew down marketing resources earmarked for Q4, and deployed them to greater effect in Q3. This enabled our comfortable beat on topline, but it also means we are now reiterating, rather than raising, our topline guidance for the year. Put differently, we expect our H2 performance to be as guided, even though the allocation between its quarters has shifted somewhat. 3

Miles per gallon The resultant Q4 slowdown may primarily reflect seasonality, but it is also a reminder of the fiscal responsibility we are committed to. As detailed in our Q2 Shareholder Letter, “we’ve moderated our growth spend and hiring pace, and expect our existing capital to suffice until we’re profitable.” A more accelerated growth would, we continue to believe, maximize the net present value of Lemonade. Nevertheless, given today’s high cost of capital, we are intentionally decelerating towards our ‘optimal cash burn’ velocity, which we estimate in the 20-25% annual growth range. In other words, given the high cost of gas, we’re now optimizing for miles per gallon, not miles per hour. If the 76% growth we report today seems at odds with our stated priorities, bear in mind our growth was favorably impacted by Metromile which added 32 percentage points for the quarter. Given our penchant and track record for rapid growth, we thought it sensible to underline our deliberate, tactical, slowdown. We’re chomping at the bit, to be sure, but we’re comforted in the knowledge that the huge growth opportunity before us isn’t going anywhere. In any event, as we said last quarter, “insurance is a business that thrives at scale, and so even as we optimize for cash rather than growth, we will continue to see growth too.” The Chewy partnership We recently announced a strategic partnership with Chewy, the leading destination in the US for pet parents. We are working closely with their team to integrate our APIs to start offering Lemonade Pet to their 20 million customers by the Spring of 2023. Chewy’s revenue share compensation consists of a few components but will be paid out primarily in the form of equity over the term of the contract. This structure aligns our interests, with Chewy incentivized to drive sales of 4

Lemonade Pet and deliver long-term growth with minimal cash burn for Lemonade. Insurance is coming home Finally, we launched our Contents insurance product (similar to the renters product in the US) in the United Kingdom. This was a long time in the making, and is the fourth market we've launched outside the US. Our teams worked to build a product that stands out in the competitive landscape in the UK: one that is distinctively Lemonade with its instant, transparent, personalized, and mission-driven insurance, but also designed specifically for the UK (and making sure AI Maya and AI Jim speak the King's English!) Investor Day Our first Investor Day is slated for November 15. If you haven’t already done so, please register here. We look forward to sharing more about our financial and business results, what we’ve been doing, and our vision and expectations for the coming years. 5

Q3 2022 Results, KPIs and Non-GAAP Financial Measures In Force Premium IFP, defined as the aggregate annualized premium for customers as of the period end date, increased by 76% to $609.2 million as compared to the third quarter of 2021, primarily due to a 30% increase in the number of customers as well as a 35% increase in premium per customer. Customers Customer count increased by 30% to 1,775,824 as compared to the third quarter of 2021. Premium per Customer Premium per customer, defined as in force premium divided by customers, was $343 at the end of the third quarter, up 35% from the third quarter of 2021. This is primarily due to the impact of the Metromile acquisition, as car customers typically have a premium per customer level higher than the Lemonade average, and to a lesser extent, increasing prevalence of multiple policies per customer, growth in the overall average policy value, and the continued shift of our business mix toward products with higher average policy values. Annual Dollar Retention ADR, defined as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn, was 84% at the end of the quarter, an increase of 2% from third quarter of 2021. 6

Gross Earned Premium Third quarter gross earned premium of $136.4 million increased by $56.8 million or 71% as compared to the third quarter of 2021, primarily due to the increase of in force premium earned during the quarter. Revenue Third quarter revenue of $74.0 million increased by $38.3 million or 107% as compared to the third quarter of 2021, primarily due to the increase of gross earned premium during the quarter, and to a lesser extent, a reduction in the proportion of earned premium ceded to reinsurers. Gross Profit Third quarter gross profit of $8.1 million decreased by $3.6 million or 31% as compared to the third quarter of 2021, primarily due to an overall increase in loss and loss adjustment expense, net in the period. Adjusted Gross Profit Third quarter adjusted gross profit of $13.2 million decreased by $2.0 million or 13% as compared to the third quarter of 2021, primarily due to an increase in loss and loss adjustment expense, net in the period. Adjusted gross profit is a non-GAAP metric. Reconciliations of GAAP to non- GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. Operating Expense Total operating expense, excluding net loss and loss adjustment expense, in Q3 increased by $27.4 million to $109.8 million as compared to the $82.4 million in the third quarter of 2021. The increase was primarily driven by increased employee-related expenses to support our continued growth and expansion, which impacted sales & marketing, technology development and 7 general and administrative expense lines, and transaction costs related to the Metromile acquisition. Net Loss Net loss in Q3 was $91.4 million, or $(1.37) per share, as compared to $66.4 million, or $(1.08) per share, in the third quarter of 2021. Adjusted EBITDA Adjusted EBITDA loss of $65.7 million increased by $14.4 million as compared to the third quarter of 2021, primarily due to increased operating expenses. Adjusted EBITDA is a non-GAAP metric. Reconciliations of GAAP to non- GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this letter and the reasons for their use, are presented at the end of this letter. Cash & Investments The Company’s cash, cash equivalents, and investments totaled approximately $1.1 billion at September 30, 2022 as compared to $1.1 billion as of December 31, 2021, primarily reflecting the $134.4 million of net cash used in operations since December 31, 2021, offset by $164.8 million of cash, cash equivalents and investments acquired via the Metromile acquisition. As of September 30, 2022, approximately $306.5 million in cash, cash equivalents, and investments, was held in accounts owned by our US and Dutch insurance company subsidiaries, and our Dutch insurance holding company, which are restricted by statute as to the amount of dividends they may pay without the prior approval of their respective regulatory authorities. A portion of these assets are held in support of regulatory surplus requirements. 8

Key Operating and Financial Metrics Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 ($ in millions, except Premium per customer) ($ in millions, except Premium per customer) Customers (end of period) 1,775,824 1,363,754 1,775,824 1,363,754 In force premium (end of period) $ 609.2 $ 346.7 $ 609.2 $ 346.7 Premium per customer (end of period) $ 343 $ 254 $ 343 $ 254 Annual dollar retention (end of period) 84% 82% 84% 82% Total revenue $ 74.0 $ 35.7 $ 168.3 $ 87.4 Gross earned premium $ 136.4 $ 79.6 $ 339.2 $ 202.7 Gross profit $ 8.1 $ 11.7 $ 29.6 $ 23.4 Adjusted gross profit $ 13.2 $ 15.2 $ 47.0 $ 33.0 Net loss $ (91.4) $ (66.4) $ (234.1) $ (171.0) Adjusted EBITDA $ (65.7) $ (51.3) $ (173.4) $ (133.0) Gross profit margin 11% 33% 18% 27% Adjusted gross profit margin 18% 43% 28% 38% Ratio of Adjusted Gross Profit to Gross Earned Premium 10% 19% 14% 16% Gross loss ratio 94% 77% 90% 88% Net loss ratio 105% 81% 97% 91% 9

Guidance The acquisition of Metromile closed on July 28, 2022 and thus our guidance for the fourth quarter reflects the impact of Metromile for the full quarter. Fourth Quarter 2022 We expect: • In force premium at December 31, 2022 of $612 - $615 million • Gross earned premium of $147 - $150 million • Revenue of $77 - $80 million • Adjusted EBITDA loss of ($65) - ($62) million • Stock-based compensation expense of approximately $16 million • Capital expenditures of approximately $3 million • Weighted total common shares outstanding of approximately 70 million Full Year 2022 We expect, including the impact of Metromile since July 28: • In force premium at December 31 of $612 - $615 million • Gross earned premium of $486 - $489 million • Revenue of $245 - $248 million • Adjusted EBITDA loss of ($238) - ($235) million • Stock-based compensation expense of approximately $60 million • Capital expenditures of approximately $11 million • Weighted total common shares outstanding of approximately 65 million 10

A full reconciliation of adjusted EBITDA guidance to net loss on a forward- looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature, all of which are adjustments to adjusted EBITDA. We have provided a reconciliation of GAAP to non-GAAP financial measures for the third quarter 2022 in the reconciliation tables at the end of this letter. 11

Non-GAAP financial measures and key operating metrics The non-GAAP financial measures used in this letter to shareholders are adjusted gross profit, Ratio of Adjusted Gross Profit to Gross Earned Premium, and adjusted EBITDA. We define adjusted EBITDA as net loss excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, and other transactions that we consider to be unique in nature. We exclude these items from adjusted EBITDA because we do not consider them to be directly attributable to our underlying operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it gives our management and other customers of our financial information useful insight into our results of operations and our underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently. We define adjusted gross profit as gross profit excluding net investment income, plus fixed costs and overhead associated with our underwriting operations including employee-related costs and professional fees and other, and depreciation and amortization allocated to cost of revenue. After these adjustments, the resulting calculation is inclusive of only those variable costs of revenue incurred in the successful acquisition of business and without the volatility of investment income. We use adjusted gross profit as a key measure of our progress toward profitability and to consistently evaluate the variable contribution to our business from underwriting operations from period to period. We define Ratio of Adjusted Gross Profit to Gross Earned Premium as the ratio of adjusted gross profit to gross earned premium. The Ratio of Adjusted Gross Profit to Gross Earned Premium measures the relationship between the underlying business volume and gross economic benefit generated by our 12 underwriting operations, on the one hand, and our underlying profitability trends, on the other. We rely on this measure, which supplements our gross profit ratio as calculated in accordance with GAAP, because it provides management with insight into our underlying profitability trends over time. The non-GAAP financial measures used in this letter to shareholders have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted gross profit and adjusted EBITDA should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non- GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies. Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. 13

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this letter to shareholders. This letter to shareholders also includes key performance indicators, including customers, in force premium, premium per customer, annual dollar retention, gross earned premium, gross loss ratio and net loss ratio. We define customers as the number of current policyholders underwritten by us or placed by us with third-party insurance partners (who pay us recurring commissions) as of the period end date. A customer that has more than one policy counts as a single customer for the purposes of this metric. We view customers as an important metric to assess our financial performance because customer growth drives our revenue, expands brand awareness, deepens our market penetration, creates additional upsell and cross-sell opportunities and generates additional data to continue to improve the functioning of our platform. We define in force premium ("IFP") as the aggregate annualized premium for customers as of the period end date. At each period end date, we calculate IFP as the sum of: (i) In force written premium — the annualized premium of in force policies underwritten by us; and (ii) In force placed premium — the annualized premium of in force policies placed with third party insurance companies for which we earn a recurring commission payment. In force placed premium currently reflects less than 2% of IFP. The annualized value of premiums is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. IFP is not a forecast of future revenues nor is it a reliable indicator of revenue expected to be earned in any given period. We believe that our calculation of IFP is useful to analysts and investors because it captures the impact of growth in customers and premium per customer at the end of each reported period, without 14 adjusting for known or projected policy updates, cancellations, rescissions and non-renewals. We use IFP because we believe it gives our management useful insight into the total reach of our platform by showing all in force policies underwritten and placed by us. Other companies, including companies in our industry, may calculate IFP differently or not at all, which reduces the usefulness of IFP as a tool for comparison. We define premium per customer as the average annualized premium customers pay for products underwritten by us or placed by us with third- party insurance partners. We calculate premium per customer by dividing IFP by customers. We view premium per customer as an important metric to assess our financial performance because premium per customer reflects the average amount of money our customers spend on our products, which helps drive strategic initiatives. We define annual dollar retention ("ADR"), as the percentage of IFP retained over a twelve month period, inclusive of changes in policy value, changes in number of policies, changes in policy type, and churn. To calculate ADR we first aggregate the IFP from all active customers at the beginning of the period and then aggregate the IFP from those same customers at the end of the period. ADR is then equal to the ratio of ending IFP to beginning IFP. We believe that our calculation of ADR is useful to analysts and investors because it captures our ability to retain customers and sell additional products and coverage to them over time. We view ADR as an important metric to measure our ability to provide a delightful end-to-end customer experience, satisfy our customers’ evolving insurance needs and maintain our customers’ trust in our products. Our customers become more valuable to us every year they continue to subscribe to our products. Other companies, including companies in our industry, may calculate ADR differently or not at all, which reduces the usefulness of ADR as a tool for comparison. 15

Gross earned premium is the earned portion of our gross written premium. We use this operating metric as we believe it gives our management and other users of our financial information useful insight into the gross economic benefit generated by our business operations and allows us to evaluate our underwriting performance without regard to changes in our underlying reinsurance structure. Unlike net earned premium, gross earned premium excludes the impact of premiums ceded to reinsurers, and therefore should not be used as a substitute for net earned premium, total revenue, or any other measure presented in accordance with GAAP. We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium. We define net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. 16

Links The information contained on, or that can be accessed through, hyperlinks included herein is deemed not to be incorporated in or part of this shareholder letter. Earnings teleconference information The Company will discuss its third quarter 2022 financial results and business outlook during a teleconference on November 9, 2022, at 8:00 AM ET. The conference call (access code 046337) can be accessed toll-free at 1-844-200-6205, or at 1-929-526-1599. A live audio webcast of the call will also be available simultaneously at https://investor.lemonade.com Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Lemonade’s website. Additional investor information can be accessed at https://investor.lemonade.com About Lemonade Lemonade offers renters, homeowners, pet, car, and life insurance. Powered by artificial intelligence and behavioral economics, Lemonade’s full stack insurance carriers in the US and the EU replace brokers and bureaucracy with bots and machine learning, aiming for zero paperwork and instant everything. A Certified B-Corp, Lemonade gives unused premiums to nonprofits selected by its community, during its annual Giveback. Lemonade is currently available in the United States, the UK, Germany, the Netherlands, and France, and continues to expand globally. 17

For more information, please visit www.lemonade.com, and follow Lemonade on Twitter or Instagram. Media inquiries: press@lemonade.com Investor contact: ir@lemonade.com Forward-looking statement safe harbor This letter to shareholders contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this letter to shareholders that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our anticipated financial performance, including our financial outlook for the fourth quarter of 2022 and full year 2022, our expectations related to the acquisition of Metromile, our anticipated growth, our industry, our industry, business strategy, plans, goals and expectations concerning our market position, future operations and other financial and operating information. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of losses and the fact that we may not achieve or maintain profitability in the future; risks related to our ability to retain and expand our customer base and product offerings; the risk that the “Lemonade” brand may not become as widely known as incumbents’ brands or the brand may become tarnished; the denial of claims or our failure to accurately and timely pay claims; our ability to attain greater value from each user; the novelty of our business model and its unpredictable efficacy and susceptibility to unintended consequences; risks related to the possibility that we could be forced to modify or eliminate our Giveback; risks related to the examinations and other targeted investigations by our primary and other 18 state insurance regulators; our limited operating history; our ability to manage our growth effectively; risks related to the intense competition in the segments of the insurance industry in which we operate; risks related to the availability of reinsurance at current levels and prices; our exposure to counterparty risks; our ability to maintain our risk-based capital at the required levels; risks related to the operation, development, and implementation of our proprietary artificial intelligence algorithms and telematics based pricing model; risks related to our dependence on search engines, social media platforms, digital app stores, content-based online advertising and other online sources to attract consumers to our website and our online app; risks related to the loss of personal customer information as a result of security incidents or real or perceived errors, failures or bugs in our systems, website or app; risks related to our actual or perceived failure to protect customer information and other data, respect customers’ privacy, or comply with data privacy and security laws and regulations; risks related to our ability to comply with extensive insurance industry regulations and additional regulatory requirements specific to other vertical markets that we enter or have entered; risks related to our ability to successfully combine the businesses of Lemonade and Metromile and realize the anticipated benefits of the merger; within the anticipated timeframes or cost expectations or at all; the ability to maintain relationships with Lemonade’s and Metromile’s respective employees, customers, other business partners and governmental authorities; and risks related to the our inability to predict the impacts of severe weather events and other catastrophes, including the effects of climate change and COVID-19 on our business, and the global economy generally. 19

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, in our Quarterly Report on Form 10-Q for the period ended September 30, 2022 to be filed with the SEC and in our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this letter to shareholders. Any such forward-looking statements represent management’s beliefs as of the date of this letter to shareholders. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. 20

Condensed Consolidated Statements of Operations and Comprehensive Loss $ in millions, except per share amounts, unaudited Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Revenue Net earned premium $ 50.6 $ 21.5 $ 109.2 $ 51.6 Ceding commission income 16.9 12.3 46.4 31.9 Net investment income 2.6 0.6 4.7 1.0 Commission and other income 3.9 1.3 8.0 2.9 Total revenue 74.0 35.7 168.3 87.4 Expense Loss and loss adjustment expense, net 53.3 17.5 105.8 47.0 Other insurance expense 12.1 6.3 30.9 16.3 Sales and marketing 35.8 42.2 111.1 104.4 Technology development 21.4 14.3 56.1 35.4 General and administrative 40.5 19.6 91.1 49.5 Total expense 163.1 99.9 395.0 252.6 Loss before income taxes (89.1) (64.2) (226.7) (165.2) Income tax expense 2.3 2.2 7.4 5.8 Net loss $ (91.4) $ (66.4) $ (234.1) $ (171.0) Other comprehensive loss, net of tax Unrealized loss on investments in fixed maturities (5.0) (0.8) (23.8) (1.2) Foreign currency translation adjustment (1.5) — (8.1) (0.5) Comprehensive loss $ (97.9) $ (67.2) $ (266.0) $ (172.7) Per share data: Net loss per share attributable to common stockholders—basic and diluted $ (1.37) $ (1.08) $ (3.69) $ (2.80) Weighted average common shares outstanding— basic and diluted 66,877,100 61,580,145 63,482,945 61,086,238 21

Condensed Consolidated Balance Sheets $ in millions, except per share amounts As of September 30, December 31, 2022 2021 (Unaudited) Assets Investments Fixed maturities available-for-sale, at fair value (amortized cost: $722.2 million and $696.8 million as of September 30, 2022 and December 31, 2021, respectively) $ 693.1 $ 691.4 Short-term investments (cost: $143.1 million and $110.4 million as of September 30, 2022 and December 31, 2021, respectively) 142.8 110.4 Total investments 835.9 801.8 Cash, cash equivalents and restricted cash 225.0 270.6 Premium receivable, net of allowance for credit losses of $2.7 million and $1.6 million as of September 30, 2022 and December 31, 2021, respectively 187.7 127.0 Reinsurance recoverable 136.3 89.8 Prepaid reinsurance premium 181.6 149.6 Deferred acquisition costs 7.6 6.2 Property and equipment, net 19.1 11.7 Intangible assets 35.7 0.6 Goodwill 10.9 — Other assets 73.1 53.2 Total assets $ 1,712.9 $ 1,510.5 Liabilities and Stockholders' Equity Unpaid loss and loss adjustment expense $ 220.6 $ 97.9 Unearned premium 294.1 207.7 Trade payables 1.5 1.0 Funds held for reinsurance treaties 131.7 103.1 Deferred ceding commission 43.0 36.5 Ceded premium payable 24.9 18.7 Other liabilities and accrued expenses 90.3 57.4 Total liabilities 806.1 522.3 Stockholders' equity Common stock, $0.00001 par value, 200,000,000 shares authorized; 69,120,346 and 61,660,996 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively — — Additional paid-in capital 1,738.1 1,553.5 Accumulated deficit (796.0) (561.9) Accumulated other comprehensive loss (35.3) (3.4) Total stockholders' equity 906.8 988.2 Total liabilities and stockholders' equity $ 1,712.9 $ 1,510.5 22

Condensed Consolidated Statements of Cash Flows $ in millions, unaudited Nine Months Ended September 30, 2022 2021 Cash flows from operating activities: Net loss $ (234.1) $ (171.0) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation 6.8 2.5 Stock-based compensation 43.6 30.7 Amortization of discount on bonds 5.9 (1.5) Provision for bad debt 6.4 3.8 Changes in operating assets and liabilities: Premium receivable (49.8) (46.9) Reinsurance recoverable (32.2) (21.8) Prepaid reinsurance premium (32.1) (58.9) Deferred acquisition costs (1.4) (2.5) Other assets (5.1) (15.0) Unpaid loss and loss adjustment expense 46.5 27.7 Unearned premium 71.5 79.4 Trade payables (0.3) 1.6 Funds held for reinsurance treaties 28.6 35.0 Deferred ceding commissions 6.5 13.7 Ceded premium payable (5.8) 11.8 Other liabilities and accrued expenses 10.6 16.7 Net cash used in operating activities (134.4) (94.7) Cash flows from investing activities: Acquisition of business, net of cash acquired 98.8 — Proceeds from short-term investments sold or matured 150.0 — Proceeds from bonds sold or matured 90.0 7.9 Cost of short-term investments acquired (118.3) (107.5) Cost of bonds acquired (119.4) (700.1) Purchases of property and equipment (7.5) (7.4) Net cash provided by (used in) investing activities 93.6 (807.1) Cash flows from financing activities: Proceeds from Follow-on Offering, net of underwriting discounts and commissions and offering costs — 640.3 Proceeds from stock exercises 3.3 8.7 Net cash provided by financing activities 3.3 649.0 Effect of exchange rate changes on cash, cash equivalents and restricted cash (8.1) 1.0 Net decrease in cash, cash equivalents and restricted cash (45.6) (251.8) Cash, cash equivalents and restricted cash at beginning of period 270.6 571.4 Cash, cash equivalents and restricted cash at end of period $ 225.0 $ 319.6 Supplemental disclosure of cash flow information: Cash paid for income taxes $ 3.4 $ 2.1 Non-cash transactions: Warrants assumed from acquisition of Metromile $ 0.8 $ — 23

Reconciliation of Non-GAAP Financial Measures to their Most Directly Comparable GAAP Financial Measures Adjusted Gross Profit and Adjusted Gross Profit Margin The following table provides a reconciliation of total revenue to adjusted gross profit and the related adjusted gross profit margin for the periods presented: Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 ($ in millions) Total revenue $ 74.0 $ 35.7 $ 168.3 $ 87.4 Adjustments: Loss and loss adjustment expense, net $ (53.3) $ (17.5) $ (105.8) $ (47.0) Other insurance expense (12.1) (6.3) (30.9) (16.3) Depreciation and amortization (0.5) (0.2) (2.0) (0.7) Gross profit $ 8.1 $ 11.7 $ 29.6 $ 23.4 Gross profit margin (% of total revenue) 11% 33% 18% 27% Adjustments: Net investment income and interest income $ (2.9) $ (0.6) $ (5.0) $ (1.0) Employee-related expense 3.9 2.4 12.1 5.8 Professional fees and other 3.6 1.5 8.3 4.1 Depreciation and amortization 0.5 0.2 2.0 0.7 Adjusted gross profit $ 13.2 $ 15.2 $ 47.0 $ 33.0 Adjusted gross profit margin (% of total revenue) 18% 43% 28% 38% 24

Ratio of Adjusted Gross Profit to Gross Earned Premium The following table sets forth our calculation of the Ratio of Adjusted Gross Profit to Gross Earned Premium for the periods presented: Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 ($ in millions) Numerator: Adjusted gross profit $ 13.2 $ 15.2 $ 47.0 $ 33.0 Denominator: Gross earned premium $ 136.4 $ 79.6 $ 339.2 $ 202.7 Ratio of Adjusted Gross Profit to Gross Earned Premium 10% 19% 14% 16% Adjusted EBITDA The following table provides a reconciliation of adjusted EBITDA to net loss for the periods presented: Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 ($ in millions) Net loss $ (91.4) $ (66.4) $ (234.1) $ (171.0) Adjustments: Income tax expense $ 2.3 $ 2.2 $ 7.4 $ 5.8 Depreciation and amortization 3.8 0.8 6.8 2.5 Stock-based compensation 14.8 12.7 42.8 30.7 Transaction and integration costs (1) 7.4 — 8.4 — Interest income (expense), net (0.3) — (0.3) — Net investment income (2.6) (0.6) (4.7) (1.0) Change in fair value of warrants liability $ 0.3 $ — $ 0.3 $ — Adjusted EBITDA $ (65.7) $ (51.3) $ (173.4) $ (133.0) (1) Includes $6.6 million of employee retention and severance costs related to the Metromile Acquisition 25

Supplemental Financial Information $ in millions, unaudited Stock-based compensation Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Loss and loss adjustment expense, net $ 0.7 $ 0.3 $ 1.9 $ 1.0 Other insurance expense 0.4 0.4 1.2 0.8 Sales and marketing 1.8 1.4 5.0 3.8 Technology development 6.4 5.3 17.6 12.8 General and administrative 6.3 5.3 17.9 12.3 Total stock-based compensation expense $ 15.6 $ 12.7 $ 43.6 $ 30.7 Written and Earned Premium Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Gross written premium $ 174.0 $ 116.8 $ 410.7 $ 282.1 Ceded written premium (98.5) (88.0) (262.0) (210.1) Net written premium $ 75.5 $ 28.8 $ 148.7 $ 72.0 Three Months Ended September 30, Nine Months Ended September 30, 2022 2021 2022 2021 Gross earned premium $ 136.4 $ 79.6 $ 339.2 $ 202.7 Ceded earned premium (85.8) (58.1) (230.0) (151.1) Net earned premium $ 50.6 $ 21.5 $ 109.2 $ 51.6 26

Historical Operating Metrics

$ in millions except Premium per customer

	Sept. 30, 2020	Dec. 31, 2020	Mar. 31, 2021	Jun. 30, 2021	Sept. 30, 2021	Dec. 31, 2021	Mar. 31, 2022	Jun. 30, 2022	Sept. 30, 2022
Customers (end of period)	941,313	1,000,802	1,096,618	1,206,172	1,363,754	1,427,481	1,504,197	1,579,936	1,775,824
In force premium (end of period)	$188.9	$ 213.0	$ 251.7	$ 296.8	$ 346.7	$ 380.1	$ 419.0	$ 457.6	$ 609.2
Premium per customer (end of period)	$ 201	$ 213	$ 229	$ 246	$ 254	$ 266	$ 279	$ 290	$ 343
Annual dollar retention (end of period)	76%	79%	81%	82%	82%	82%	82%	83%	84%
Total revenue	$ 17.8	$ 20.5	$ 23.5	$ 28.2	$ 35.7	$ 41.0	$ 44.3	$ 50.0	$ 74.0
Gross earned premium	$ 42.9	$ 50.0	$ 56.2	$ 66.9	$ 79.6	$ 89.3	$ 96.0	$ 106.8	$ 136.4
Gross profit	$ 7.3	$ 7.5	$ 1.9	$ 9.8	$ 11.7	$ 7.8	$ 10.2	$ 11.3	$ 8.1
Adjusted gross profit	$ 9.3	$ 9.5	$ 5.0	$ 12.8	$ 15.2	$ 12.6	$ 16.3	$ 17.5	$ 13.2
Net loss	$ (30.9)	$ (33.9)	$ (49.0)	$ (55.6)	$ (66.4)	$ (70.3)	$ (74.8)	$ (67.9)	$ (91.4)
Adjusted EBITDA	$ (27.6)	$ (29.7)	$ (41.3)	$ (40.4)	$ (51.3)	$ (51.2)	$ (57.4)	$ (50.3)	$ (65.7)
Gross profit margin	41%	37%	8%	35%	33%	19%	23%	23%	11%
Adjusted gross profit margin	52%	46%	21%	45%	43%	31%	37%	35%	18%
Ratio of Adjusted Gross Profit to Gross Earned Premium	22%	19%	9%	19%	19%	14%	17%	16%	10%
Gross loss ratio	72%	73%	121%	74%	77%	96%	90%	86%	94%
Net loss ratio	65%	76%	120%	80%	81%	98%	89%	90%	105%

27

Appendix to the Q3 2022 Shareholder Letter

Customers (in ‘000s) In Force Premium ($s in m) 30% 45% YoY growth 76%84% 941 1,364 1,776 Q3 20 Q3 21 Q3 22 $188.9 $346.7 $609.2 Q3 20 Q3 21 Q3 22 $201 $254 $343 Q3 20 Q3 21 Q3 22 Premium Per Customer 35% 26% * = Appendix p.2

Gross Earned Premium (“GEP”) ($s in m) Revenue (1) ($s in m) $17.8 $35.7 $74.0 Q3 20 Q3 21 Q3 22 107%101% YoY growth $42.9 $79.6 $136.4 Q3 20 Q3 21 Q3 22 71% 86% (1) Our ‘proportional reinsurance’ agreements went into effect at the beginning of Q3 20, increasing the proportion of premium that is ceded. Appendix p.3

Loss Ratio Gross Loss Ratio (1) Net Loss Ratio (1) (1) We define gross loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense to gross earned premium, and net loss ratio, expressed as a percentage, as the ratio of losses and loss adjustment expense, less amounts ceded to reinsurers, to net earned premium. Appendix p.4 78% 73% 72% 67% 72% 73% 121% 74% 77% 96% 90% 86% 94% 71% 69% 72% 70% 65% 76% 120% 80% 81% 98% 89% 90% 105% Q3 19 Q4 19 Q1 20 Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Q3 22

Gross Profit ($s in m) Gross Profit Margin (31%)60% 41% 33% 11% Q3 20 Q3 21 Q3 22 YoY growth Appendix p.5 $7.3 $11.7 $8.1 Q3 20 Q3 21 Q3 22

Adj. Gross Profit (1) ($s in m) Ratio of Adj. Gross Profit to GEP $9.3 $15.2 $13.2 Q3 20 Q3 21 Q3 22 (13%)63% (1) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". 22% 19% 10% Q3 20 Q3 21 Q3 22 YoY growth Appendix p.6

($22.2) ($42.2) ($35.8) ($41.6) ($82.4) ($109.8) Q3 20 Q3 21 Q3 22 Other insurance expense Sales and marketing Technology development General and administrative Operating Expenses (1) ($s in m) (1) Represents total expense less loss and loss adjustment expense, net. Appendix p.7

Net Loss ($s in m) Adj. EBITDA (1) ($s in m) (28%)(86%) YoY growth (38%) (115%) (1) This is a non-GAAP metric. For a description of these metrics and a reconciliation to the most directly comparable GAAP measure, please see "Reconciliation of Non-GAAP Financial Measures to GAAP" and "Non-GAAP financial measures and key operating metrics". Appendix p.8 ($30.9) ($66.4) ($91.4) Q3 20 Q3 21 Q3 22 ($27.6) ($51.3) ($65.7) Q3 20 Q3 21 Q3 22

Guidance (2) ($s in m)Q4 2022 Full Year 2022 $612 $615 $147 $150 $77 $80 ($65) ($62) ($238) ($235) $245 $248 $486 $489 $612 $615 Low High Low High In Force Premium (as of end of period) Gross Earned Premium Revenue Adj. EBITDA (1) (1) Adj. EBITDA is a non-GAAP metric. A full reconciliation of Adj. EBITDA guidance to net loss on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to income tax expense, depreciation and amortization, interest income, net investment income, and other transactions that we consider to be unique in nature, all of which are adjustments to Adj. EBITDA. We estimate that stock-based compensation for the fourth quarter and full year 2022 is approximately $16m and $60m, respectively. Appendix p.9